Exhibit 99.1

Cross Country Healthcare to Attend the 16th Annual Barrington Research Virtual Fall Investment Conference

BOCA RATON, Fla.--(BUSINESS WIRE)--August 14, 2023--Cross Country Healthcare, Inc. (the “Company”) (Nasdaq: CCRN) announced today that it is scheduled to participate in the 16th Annual Barrington Research Virtual Fall Investment Conference taking place on September 14, 2023. William J. Burns, Executive Vice President & Chief Financial Officer and Josh Vogel, Vice President, Investor Relations, will participate in one-on-one investor meetings. No formal presentation will be made.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 37 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights. Diversity, equality, and inclusion is at the heart of the organization’s overall corporate social responsibility program, and closely aligned with our core values to create a better future for its people, communities, and its stockholders.

Copies of this and other news releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company's press releases, filings with the Securities and Exchange Commission, and other notices by e-mail.

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Contacts

For further information, please contact:
Cross Country Healthcare, Inc.
Josh Vogel, Vice President, Investor Relations
561-237-8310
jvogel@crosscountry.com